Exhibit 99.1

Achieve Life Sciences Announces Up to $354 Million Private Placement

$180 Million Financing Upfront with Up to an Additional $174 Million from Warrants Exercisable Within 20 Days of FDA Approval

Transaction led by Frazier Life Sciences, TPG Life Sciences Innovations, venBio Partners, Paradigm BioCapital Advisors and Marshall Wace

SEATTLE, Wash. and VANCOUVER, British Columbia, April 16, 2026 (GLOBENEWSWIRE) – Achieve Life Sciences, Inc. (Nasdaq: ACHV), a late-stage specialty pharmaceutical company focused on the global development and commercialization of cytisinicline as a treatment for nicotine dependence, today announced it has entered into a securities purchase agreement with leading healthcare investors for a private placement of its securities for gross proceeds up to approximately $354 million, before deducting placement agent fees and other expenses, including initial upfront funding of approximately $180 million and up to an additional approximately $174 million on exercise of milestone-driven warrants.

The private placement was led by new investors Frazier Life Sciences, TPG Life Sciences Innovations, venBio Partners, Paradigm BioCapital Advisors and Marshall Wace and also includes participation from both new and existing investors, including Coastlands Capital, Dialectic Capital, Janus Henderson Investors, LifeSci Venture Partners, Logos Capital, Propel Bio Partners, Spruce Street Capital, Venrock Healthcare Capital Partners, Vivo Capital and Wellington Management.

The private placement will be for 49,418,069 shares of common stock at a price of $3.635 per share, or in lieu of shares of common stock, an investor will purchase 100,500 pre-funded warrants at a purchase price of $3.634 per pre-funded warrant, and accompanying warrants to purchase up to 49,518,569 shares of common stock or pre-funded warrants, at a collective purchase price of $3.635 per share of common stock and accompanying warrant or, in lieu thereof, $3.634 per pre-funded warrant and accompanying warrant.

Each pre-funded warrant has an exercise price of $0.001 per pre-funded warrant share. The pre-funded warrants are exercisable at any time after their original issuance, subject to certain ownership limitations, and will not expire.

Each accompanying warrant will be exercisable at an exercise price of $3.51 per warrant share, or $3.509 per pre-funded warrant in lieu thereof. The accompanying warrants are exercisable any time after the date of issuance, subject to certain ownership limitations, and will expire on the later of (i) the twentieth business day following the date on which the company publicly announces that the U.S. Food and Drug Administration has approved cytisinicline for smoking cessation in adults (the “FDA Approval”) and (ii) the date on which the company notifies the holders of the FDA Approval (the “Expiration Date”), provided that if an accompanying warrant is not fully exercisable because the company has insufficient authorized and unreserved shares of common stock at the time of the FDA Approval, the accompanying warrant will be exercisable for two years following the date on which the company obtains stockholder approval for an amendment to its certificate of incorporation to increase the number of authorized shares of common stock. If the shares of common stock purchased by an investor in the private placement (or underlying pre-funded warrants purchased in the private placement) are sold prior to the Expiration Date, the shares of common stock underlying such investor’s accompanying warrants will be proportionately reduced.

In connection with the private placement, the company’s board of directors has appointed Andrew D. Goldberg, MD to the position of Chief Executive Officer and as a member of the board of directors, effective following the closing of the private placement. Dr. Goldberg, a dual board-certified physician, brings deep expertise in healthcare investment, commercial strategy, and clinical medicine. The company’s current President and Chief Executive Officer, Richard Stewart, will continue to serve as a member of the company’s board of directors.

The private placement is expected to close on April 17, 2026, subject to the satisfaction of customary closing conditions. Achieve Life Sciences intends to use the net proceeds from the offering to fund a Phase 3 clinical trial for cytisinicline for e-cigarette cessation, the commercialization of cytisinicline, and for working capital and general corporate purposes.

Morgan Stanley is acting as the sole placement agent for the private placement.

The securities being issued and sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Achieve Life Sciences has agreed to file a registration statement to register the resale of the securities within 30 days of the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Achieve Life Sciences, Inc.

Achieve Life Sciences, Inc. is a late-stage specialty pharmaceutical company focused on the global development and commercialization of cytisinicline as a treatment of nicotine dependence. In September 2025, the company announced that its New Drug Application, submitted to the U.S. Food and Drug Administration (FDA) in June 2025, had been accepted for review. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) date of June 20, 2026. The NDA is for cytisinicline to be used as a treatment of nicotine dependence for smoking cessation in adults, based on two successfully completed Phase 3 studies and its open-label safety study. Additionally, the company has completed a Phase 2 study with cytisinicline in vaping cessation and conducted a successful end-of-Phase 2 meeting with the FDA for a future vaping indication.

About Cytisinicline

There are approximately 25 million adults in the United States who smoke combustible cigarettes.1 Tobacco use is currently the leading cause of preventable death that is responsible for more than eight million deaths worldwide and nearly half a million deaths in the United States annually.2,3

In addition, there are nearly 18 million adults in the United States who use e-cigarettes, also known as vaping.1 In 2024, approximately 1.6 million middle and high school students in the United States reported using e-cigarettes.4 There are no FDA-approved treatments indicated specifically as an aid to nicotine e-cigarette cessation. The FDA has awarded the Commissioner’s National Priority Voucher for e-cigarette or vaping cessation and granted Breakthrough Therapy designation to address this critical need.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in treating nicotine addiction for smoking and e-cigarette cessation by interacting with nicotine receptors in the brain, reducing the severity of nicotine craving symptoms, and reducing the reward and satisfaction associated with nicotine products. Cytisinicline is an investigational product candidate being developed as a treatment of nicotine dependence for smoking cessation and has not been approved by the FDA for any indication in the United States.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the closing of the private placement, registration of the securities being issued and sold in the private placement, Achieve Life Sciences’ use of the proceeds from the private placement, the resignation and appointment of executive officers, the appointment of directors, and statements concerning Achieve Life Sciences’ future plans and prospects. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. There can be no assurance regarding the completion of this offering. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including those risks described in the risk factors set forth in Achieve Life Sciences’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Investor Relations Contact
Nicole Jones
Vice President, Strategic Communications and Stakeholder Relations
ir@achievelifesciences.com
(425) 686-1510

References

1Agaku I. Tobacco Product Use among U.S. Adults, 2023–2024, NEJM, doi: 10.1056/EVIDpha2500339.

2World Health Organization. WHO Report on the Global Tobacco Epidemic, 2019. Geneva: World Health Organization, 2017.
3U.S. Department of Health and Human Services. The Health Consequences of Smoking – 50 Years of Progress. A Report of the Surgeon General, 2014.
4Jamal A, Park-Lee E, Birdsey J, et al. Tobacco Product Use Among Middle and High School Students — National Youth Tobacco Survey, United States, 2024. MMWR Morb Mortal Wkly Rep 2024;73:917–924.